Exhibit 99.1

FOR IMMEDIATE RELEASE

HENRY SCHEIN ACQUIRES OAK HILL CAPITAL PARTNERS’ REMAINING INTEREST IN BUTLER SCHEIN ANIMAL HEALTH

MELVILLE, N.Y. – January 5, 2012 – Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of health care products and services to office-based practitioners, and Oak Hill Capital Partners today announced that Henry Schein has acquired all of Oak Hill Capital Partners’ remaining interest in Butler Schein Animal Health for $155 million in cash. Henry Schein now owns 71.5% of Butler Schein Animal Health and expects this transaction to be accretive to 2012 diluted EPS by $0.02 to $0.03.

“Since its formation in January 2010 Butler Schein Animal Health has performed exceedingly well, and we are delighted to be increasing our ownership interest in this industry leader. In addition to helping build the company into an outstanding organization prior to our merger, Oak Hill Capital has been a value-added partner in Butler Schein Animal Health. We will miss their contributions, and look forward to our continued partnership with the Ashkin family,” said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.

“Butler Schein Animal Health is one of the anchors in the leading Henry Schein global animal health business, which has annual sales of approximately $2 billion,” continued Mr. Bergman. “The Butler Schein Animal Health joint venture is yet another example of the benefits to Henry Schein and our partners of structuring such strategic partnerships, which benefit all parties. I extend my thanks to the entire Butler Schein Animal Health team for the wonderful job they have done in successfully merging four businesses.”

Charles Patton, a Partner of Oak Hill Capital Partners, said, “We are very proud of what we have helped to accomplish at Butler Schein Animal Health and the value it has created for our investors. We would like to thank Henry Schein, the Ashkin family and the Butler Schein management team for being such great partners, and we wish the company all the best in the future.”

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Butler Schein Animal Health is the leading U.S. companion animal health distribution company. Headquartered in Dublin, Ohio, the company operates through 18 distribution centers and 12 telecenters. Approximately 900 Butler Schein Animal Health team members including 300 field sales representatives and 200 telesales and customer support representatives serve animal health customers in all 50 states.

About Oak Hill Capital Partners

Oak Hill Capital Partners is a private equity firm with more than $8.2 billion of committed capital from leading entrepreneurs, endowments, foundations, corporations, pension funds and global financial institutions. Robert M. Bass is the lead investor. Over a period of more than 25 years, the professionals at Oak Hill Capital Partners and its predecessors have invested in more than 60 significant private equity transactions. Oak Hill Capital Partners is one of several Oak Hill partnerships, each of which has a dedicated and independent management team. These Oak Hill partnerships comprise over $30 billion of investment capital across multiple asset classes. For more information about Oak Hill Capital Partners, visit www.oakhillcapital.com.

About Henry Schein’s Animal Health Business

Henry Schein is the leading Pan-European distributor of animal health products and services, serving more than 18,000 veterinary customers through its operations across eight European countries, including Austria, Czech Republic, France, Germany, Portugal, Spain, Switzerland and the United Kingdom. With sales of approximately $2 billion, Henry Schein’s global animal health business also includes operations in the United States, Australia and New Zealand, and serves a total of approximately 52,000 veterinary customers.

About Henry Schein, Inc.

Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of health care products and services to office-based practitioners, is a Fortune 500® company and a member of the NASDAQ 100® Index. The Company is recognized for its excellent customer service and highly competitive prices. Henry Schein’s five businesses – Dental, Medical, Animal Health, International, and Technology – serve more than 700,000 customers worldwide, including dental practitioners and laboratories, physician practices, and animal health practices, as well as government and other institutions.

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The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items. Henry Schein also provides exclusive, innovative technology offerings for dental, medical, and veterinary professionals, including value-added practice management software and electronic health record solutions.

Headquartered in Melville, N.Y., Henry Schein employs more than 14,000 people and has operations or affiliates in 25 countries. The Company’s net sales reached a record $7.5 billion in 2010. For more information, visit the Henry Schein Web site at www.henryschein.com.

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: recently enacted healthcare legislation; effects of a highly competitive market; changes in the healthcare industry; changes in regulatory requirements; risks from expansion of customer purchasing power and multi-tiered costing structures; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from disruption to our information systems; general economic conditions; decreased customer demand and changes in vendor credit terms; disruptions in financial markets; our dependence upon sales personnel, manufacturers and customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service issues with our third-party shippers; risks from rapid technological change; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

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